UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022

VPC IMPACT ACQUISITION HOLDINGS II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40160	98-1576492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Victory Park Capital Advisors, LLC
150 North Riverside Plaza, Suite 5200
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 701-1777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	VPCBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	VPCB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	VPCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, the Board of Directors (the “Board”) of VPC Impact Acquisition Holdings II (the “Company”) appointed Mr. Albert Periu as a director to fill a vacancy on the Board, for a term expiring at the second Annual Meeting of Shareholders. In connection with Mr. Periu’s appointment, the Board appointed Mr. Periu to serve on the Audit Committee and the Compensation Committee, and to serve as the chairperson of the Nominating and Corporate Governance Committee. Mr. Periu joins the Board as an independent director.

Mr. Periu, age 42, has served as Chief Executive Officer of Zilch USA Inc. (“Zilch”), a financial technology company focused on providing payment and credit solutions to consumers, since 2021. During his tenure with Zilch, he has been responsible for Zilch’s strategy and operations in the U.S., as well as debt capital markets transactions for Zilch globally. Prior to Zilch, from December 2016 to July 2021, Mr. Periu was Co-Founder and Chief Executive Officer of Neptune Financial Inc., a financial technology company whose commercial lending platform provided growth capital to small and mid-sized American businesses. Previously, Mr. Periu served as Global Co-Head of Capital Markets for Funding Circle Ltd. (“Funding Circle”), an online lender focused on U.S. and U.K. small and medium-sized businesses, from October 2012 to December 2016. Mr. Periu also served as President and Chief Executive Officer of Funding Circle’s broker dealer, Funding Circle Securities, from March 2014 to January 2017. Prior to his time with Funding Circle, Mr. Periu held roles with FBR & Co., Deutsche Bank, and Merrill Lynch. Mr. Periu holds a Bachelor of Science in Business Administration from Georgetown University.

Mr. Periu is being appointed as a director because, among his other qualifications, he possesses experience and expertise in areas of the business development, strategy and operations, finance and technological innovation.

Mr. Periu and VPC Impact Acquisition Holdings Sponsor II, LLC (the “Sponsor”), will enter into a securities assignment agreement (the “Agreement”), pursuant to which the Sponsor will transfer and assign 10,000 of the Company’s Class B ordinary shares, par value $0.0001 per share, to Mr. Periu as compensation for his service as director.

The foregoing description of Mr. Periu’s Agreement is qualified in its entirety by reference to the text of Mr. Periu’s Agreement filed as Exhibit 10.1 and incorporated herein by reference.

The Company will also enter into its standard form of indemnification agreement with Mr. Periu, the form of which is filed as Exhibit 10.5 to the Company’s Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2021.

There are no arrangements or understandings between Mr. Periu and any other person pursuant to which Mr. Periu was selected as a director. Mr. Periu is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Securities Assignment Agreement, by and between VPC Impact Acquisition Holdings Sponsor II, LLC and Albert Periu, dated August 4, 2022

104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VPC Impact Acquisition Holdings II

By:	/s/ Gordon Watson
Name:	Gordon Watson
Title:	Co-Chief Executive Officer

Dated: August 4, 2022